UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Mr. Brian Shirley to the Board of Directors

On June 15, 2022, the Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) elected Mr. Brian Shirley to serve as a member of the Board effective immediately. Mr. Shirley will stand for re-election at the 2023 Annual Meeting of Stockholders. The Board anticipates appointing Mr. Shirley to one or more committees of the Board at a later date.

Brian Shirley retired from Micron Technology as senior vice president DRAM and Emerging Memory Engineering in December 2019. He joined Micron as a product engineer in 1988, and held positions of increasing responsibility across product design, engineering, and business unit management. Mr. Shirley is listed as an inventor on 82 U.S. patents and helped drive Micron’s expansion into specialized memory for servers, mobile and networking solutions, in addition to maintaining a focus on cost leadership and power reduction. After retirement from Micron, Mr. Shirley has consulted for various U.S. government departments, advising on the semiconductor geopolitical landscape, supply chain resilience, and national security. Mr. Shirley holds a Bachelor of Science degree in electrical engineering from Stanford University.

There is no arrangement or understanding between Mr. Shirley and any other persons pursuant to which he was selected as a director of the Company. Additionally, there is no transaction between Mr. Shirley and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Shirley is independent under the listing standards of the NASDAQ Global Select Market.

Mr. Shirley will be entitled to receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. In addition, in connection with his election to the Board, Mr. Shirley will receive restricted common stock units in the Company with a value of approximately $183,337, which represents a pro-rated portion of the value of the restricted stock units granted to other directors on May 9, 2022 based on the effective date of his election. The restricted common stock units are granted under the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”), and such restricted common stock units will vest on May 9, 2023. A copy of the 2017 Plan was filed as Exhibit 10.15 to the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2022.

Also, in connection with his election to the Board, Mr. Shirley and the Company will execute the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Shirley harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is a director of the Company. The form of director indemnification agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 14, 2009.

Item 8.01 Other Events.

On June 16, 2022, the Company issued a press release entitled “Advanced Energy Appoints Brian Shirley to Board of Directors.” Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
99.1	Press Release dated June 16, 2022.

104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

/s/ Elizabeth K. Vonne
Date: June 16, 2022	Elizabeth K. Vonne
Executive Vice President, General Counsel & Corporate Secretary